CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into Alexion Pharmaceuticals, Inc.'s previously filed Registration Statements File Nos. 333-19905, 333-24863, 333-29617, 333-41397, 333-47645, 333-71879, 333-71985, 333-36738, and 333-47594.


/s/ Arthur Andersen LLP

San Diego, California
November 14, 2000